Exhibit 99.1

KemPharm Announces Pricing of $50 Million Public Offering of Common Stock and

Warrants and Uplisting to The Nasdaq Capital Market

Common stock will begin trading on The Nasdaq Capital Market under the ticker symbol “KMPH” today, January 8, 2021

Celebration, FL – January 8, 2021 – KemPharm, Inc. (NASDAQ: KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced the pricing of an underwritten public offering of 7,692,307 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) and accompanying warrants to purchase up to 7,692,307 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with one warrant to purchase one share of common stock at a combined public offering price of $6.50. The aggregate gross proceeds from the offering are expected to total $50.0 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by KemPharm and without giving effect to proceeds from any subsequent exercise of warrants.

KemPharm’s common stock will be listed on The Nasdaq Capital Market and will trade under the ticker symbol “KMPH” beginning today, January 8, 2021. The offering is expected to close on or about January 12, 2021, subject to customary closing conditions. In addition, KemPharm has granted to the underwriter a 45-day option to purchase up to 1,153,846 additional shares of its common stock and/or warrants to purchase up to 1,153,846 shares of its common stock, in any combination thereof, at the public offering price, less the underwriting discount.

Roth Capital Partners is acting as sole manager for the offering.

The securities described above are being sold by KemPharm pursuant to a registration statement filed by KemPharm with the Securities and Exchange Commission (the “SEC”), which was declared effective on January 7, 2021. The securities will be sold only by means of a prospectus, forming a part of the effective registration statement. Electronic copies of the accompanying prospectus may be obtained, when available, by contacting Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, Attn: Prospectus Department, telephone: 800-678-9147, or email at rothecm@roth.com, or by visiting the SEC’s website at http://www.sec.gov.

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT® (Ligand Activated Therapy) technology. KemPharm utilizes its proprietary LAT® technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, and stimulant use disorder. KemPharm’s co-lead clinical development candidates for the treatment of ADHD, KP415 and KP484, are both based on a prodrug of d-

methylphenidate, but have differing duration/effect profiles. In addition, KemPharm has received FDA approval for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements, including the expected gross proceeds from the offering and anticipated closing of the offering, are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm’s business are described in detail in KemPharm’s Annual Report on Form 10-K for the year ended December 31, 2019, KemPharm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

KemPharm Contacts:

Jason Rando / Maureen McEnroe

Tiberend Strategic Advisors, Inc.

212-375-2665 / 2664

jrando@tiberend.com

mmcenroe@tiberend.com